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STATE OF SOUTH CAROLINA  )
                         )  GUARANTY
COUNTY OF CHARLESTON  )

     THIS GUARANTY is made this 14th day of May, 1999, by McNAUGHTON APPAREL GROUP INC., a Delaware corporation (the "Guarantor") having an address at 463 7th Avenue, New York, NY 10018, in favor of NORTH POINT PARK, LLC, a South Carolina limited liability company ("Landlord"), having an address c/o Frank Haygood Associates Incorporated, Post Office Box 191, Charleston, South Carolina 29402.

                                  BACKGROUND:

        A. Landlord has or is about to enter into a certain lease with McNaughton Apparel Holdings Inc. ("Tenant") dated the date hereof (the "Lease") for Landlord's building located on a road to be constructed and dedicated to access North Rhett Avenue in the City of Hanahan, South Carolina (the "Premises").

        B. Guarantor is the legal and beneficial owner of one hundred percent (100%) of the stock of Tenant and therefore benefits directly from the Lease.

        C. Landlord has agreed to grant, execute and deliver the Lease to Tenant in consideration, among other things, of the covenants and obligations made and assumed by Guarantor as herein set forth.

                                   AGREEMENT:

     In order to induce Landlord to execute the Lease and in further consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Landlord to Guarantor, intending to be legally bound hereby, Guarantor irrevocably and unconditionally agrees as follows:

     1. Guarantor hereby guarantees, without the necessity of prior notice, the full and prompt payment of all rent and additional rent and any and all other payables by Tenant under the Lease, and the due and punctual performance of all of Tenant's other obligations thereunder.

     2. Guarantor hereby guarantees, without the necessity of prior notice, the due and punctual payment in full of any and all loss, damages or expenses incurred by Landlord and arising out of any default by Tenant in performing any of its obligations under the Lease (after expiration of any notice or grace periods provided for in the Lease), including but not limited to, all reasonable attorneys' fees which Landlord incurs as the result of the default of Tenant or the enforcement of this Guaranty (in each case, only to the extent recoverable by Landlord under the Lease).

     3. Landlord may, in its sole discretion, without notice to Guarantor and without in any way affecting or terminating any of Guarantor's obligations and liabilities hereunder, from time to time, (a) waive compliance with the terms of the Lease or any default thereunder; (b) modify or supplement any of the provisions of the Lease; (c) grant any extension or renewal of the terms of the Lease; (d) effect any release, compromise or settlement in connection therewith;
(e) assign or otherwise transfer any or all of Landlord's interest in the Lease; or (f) accept or discharge any other person as a guarantor of any or all of Tenant's obligations under the provisions of the Lease. Notwithstanding the foregoing, Guarantor shall be entitled to assert any defense that Tenant is entitled to assert against Landlord arising from the failure of Landlord to perform any of its obligations under the Lease; provided, however, that in no event shall Guarantor be entitled to assert any defense arising from the bankruptcy, insolvency or other inability of the Tenant to perform its obligations under the Lease.

      4. Guarantor's obligations hereunder (a) shall be unconditional irrespective of the enforceability of the Lease or any other circumstance which might otherwise constitute a discharge of a guarantor or Tenant at law or in equity; (b) shall be primary; (c) shall not be conditioned upon Landlord's pursuit of any remedy which it has

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against Tenant or any other person; and (d) shall survive and shall not be diminished, impaired or delayed in connection with (i) any bankruptcy, insolvency, reorganization, liquidation or proceeding relating to Tenant, its properties or creditors or (ii) any transfer, assignment or termination of Tenant's interest under the Lease.

      5. Guarantor agrees to deliver for the benefit of Landlord or any purchaser or mortgagee designated by Landlord an estoppel certificate similar in form to that required to be delivered by Tenant under the terms and conditions of the Lease including, without limitation, the Acceptance Certificate (as defined in the Lease).

      6. All rights and remedies of Landlord under this Guaranty, the Lease, or by law are separate and cumulative, and the exercise of one shall not limit or prejudice the exercise of any other such rights or remedies. Any waivers or consents by Guarantor as set forth in this Guaranty shall not be deemed excessive of any additional waivers or consents by Guarantor which may exist in law or equity.

      7. Guarantor hereby waives trial by jury in any action brought by Landlord under or by virtue of this Guaranty. This covenant is made by Guarantor as a further inducement to Landlord to enter into the Lease.

      8. Guarantor agrees to deliver to Landlord a written instrument, duly executed and acknowledged, certifying that this Guaranty is in full force and effect, Guarantor has not received written notice that Landlord is not in default in the performance of any of its obligations under the Lease and, to Guarantor's actual knowledge, stating any other fact or certifying any other condition reasonably requested by Landlord or its assignees or by any mortgagee or prospective mortgagee or their assignees or by any purchaser of the property which is the subject of the Lease or any interest in such property including, but not limited to, stating that it is understood that such written instrument may be relied upon by any of the foregoing parties. The foregoing instrument shall be furnished within ten (10) days after receipt of Landlord's written request which may be made at any time and from time to time and shall be addressed to Landlord and any mortgagee, prospective mortgagee, purchaser or other party specified by Landlord.

      9. Guarantor, at any time and from time to time after Landlord's written request, agrees to promptly furnish reasonable financial information to Landlord's mortgagee, prospective mortgagee, assignee or purchaser.

      10. In the event Guarantor pays any sum to or for the benefit of Landlord pursuant to this Guaranty, for so long as the Lease is in effect, and until the Lease is terminated and all amounts due thereunder to Landlord have been paid and satisfied in full, and a period of one year has expired following the date of the last payment to Landlord thereunder, Guarantor hereby agrees that any and all right of contribution, indemnification, exoneration, reimbursement, subrogation or other right or remedy against or with respect to Tenant, any other guarantor, or any collateral, whether real, personal, or mixed, securing the obligations of Tenant to Landlord, which Guarantor may now or hereafter have, shall be under, subject and subordinate, both in lien and payment, to the obligations of Tenant to Landlord, and Guarantor hereby agrees that if it asserts or receives any payment or property from tenant pursuant to such claims or rights of contribution, indemnification, exoneration, reimbursement, subrogation or otherwise, it shall hold the same in trust for and pay over and deliver the same to Landlord upon any default by Tenant under the Lease.

      11. If Guarantor advances any sums to Tenant or its successors or assigns or if Tenant or its successors or assigns shall hereafter become indebted to Guarantor, such sums and indebtedness shall be subordinate in all respects to the amounts then or thereafter due and owing to Landlord by Tenant.

      12. This Guaranty shall be binding upon Guarantor, and Guarantor's successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns. Without limiting the generality of the preceding sentence, Guarantor specifically agrees that this Guaranty may be (a) freely assigned by Landlord and (b) enforced by Landlord's mortgagee.

      13. The liability of the Guarantor hereunder, if more than one, shall be joint and several. For purposes of this instrument the singular shall be deemed to include the plural, and the neuter shall be deemed to include the masculine and feminine, as the context may require.

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      14. If any provision of this Guaranty is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Guaranty shall remain in full force and effect and shall be liberally construed in favor of Landlord in order to effect the provisions of this Guaranty.

      15. Guarantor agrees that this Guaranty shall be governed by and construed according to the laws of the State of South Carolina and that Guarantor is subject to the jurisdiction of the Court or the County or relevant political subdivision in which the Premises are located.



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     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed, under seal as of the day and year first above written.


                                      GUARANTOR
ATTEST:                               ---------

                                      MCNAUGHTON APPAREL GROUP INC.

____________________________          By:  /s/ Amanda Bokman
                                           ------------------------------------
                                      Name:   Amanda Bokman
____________________________          Title:  VP, CFO, Secretary & Treasurer



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